UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2016

CRYO-CELL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 6, 2016, Cryo-Cell International, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, shareholders considered the election of five directors, the ratification of independent registered public accountants and the approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

The final result of the stockholder vote was certified on July 6, 2016 and is as follows:

1.	To consider for election five individuals to the Company’s Board of Directors

Under plurality voting, the five nominees who received the most “FOR” votes were elected as directors. The Company’s stockholders elected the Board of Director’s five nominees: Harold Berger; David Portnoy; Mark Portnoy; George Gaines; and Jonathan Wheeler, M.D. as directors, each for a one-year term, as follows:

Harold Berger

For	4,060,301
Withhold	135,200
Broker non-votes	3,760,775

George Gaines

For	4,060,301
Withhold	135,200
Broker non-votes	3,760,775

David I. Portnoy

For	4,101,301
Withhold	94,200
Broker non-votes	3,760,775

Mark L. Portnoy

For	4,050,016
Withhold	145,485
Broker non-votes	3,760,775

Jonathan H. Wheeler, M.D.

For	4,060,513
Withhold	134,985
Broker non-votes	3,760,775

2.	The ratification of the appointment of Porter Keadle Moore LLC as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016.

For	Against	Abstain	Broker Non-Vote
7,422,895	36,841	496,540	—

3.	The approval of the Company’s non-binding resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
3,856,988	217,336	121,177	3,760,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: July 7, 2016	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer